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                                                                EXHIBIT 4.3
                                                             As amended through
                                                                   MAY 29, 1997


                                       BY-LAWS
                                          OF
                                  VARLEN CORPORATION


                                      ARTICLE I
                                     STOCKHOLDERS


         SECTION 1. ANNUAL MEETINGS. Subject to change by resolution of the Board of Directors, the annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting shall be held on the fourth Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday. The meeting may be held at such time and such place within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, by the Chairman of the Board or by the President of the Corporation. Special meetings shall be held on the date and at the time and place either within or without the State of Delaware specified in the notice thereof.

         SECTION 3. NOTICE OF MEETINGS. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting, and in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten nor more than fifty days prior to the meeting. No business other than that stated in the notice shall be transacted at any special meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, in writing or by telegraph, cable or wireless, waive notice of any meeting, whether before or after such meeting be held, the notice thereof need not be given to him. Notice of any adjourned meeting of stockholders need not be given except as provided in
SECTION 4 of this ARTICLE 1.

         SECTION 4. QUORUM. Subject to the provisions of law in respect of the vote that shall be required for a specific action,

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the number of shares the holders of which shall be present or represented by proxy at any meeting of stockholders in order to constitute a quorum for the transaction of any business shall be a majority of all the shares issued and outstanding and entitled to vote at such meeting.

         At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time without notice other than by announcement at the meeting of the time and place of the adjourned meeting, except that a new notice must be sent out if the adjournment is for more than thirty days, or if a new record date for voting is fixed. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 5. ORGANIZATION. The Chairman of the Board, or in his absence or nonelection the President, or in the absence of both the foregoing officers the Executive Vice President, or in the absence of any of the foregoing officers a Vice President, shall call meetings of the stockholders to order, and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the President, the Executive Vice President or a Vice President, the holders of a majority in number of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

         SECTION 6. VOTING. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot.
 Except as otherwise provided by law or by the Certificate of Incorporation or by these By-laws, all elections for directors shall be decided by plurality vote; all other matters shall be decided by votes cast thereon.

         A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall

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be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 7. INSPECTORS OF ELECTION. The Board of Directors may at any time appoint two or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings, and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the Chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

         SECTION 8. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING.
         (A) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting for the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt request.

         (B) Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph
(C) of this Section.

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         (C) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with paragraphs (A) and (B) of this Section. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         (D) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation, shall retain nationally recognized independent inspectors of elections for the purposes of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

         (E) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders of the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery shall be made to the Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon

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receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

         (F) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by invalid consents; (iii) the number of shares represented by invalid revocations; and (iv) the number of shares entitled to submit consents as of the record date. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue or the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation. If the Corporation or the soliciting stockholders give timely written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are required.

         (G) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

         (H) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

         SECTION 9. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

         (A) Annual Meetings of Stockholders.

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              (1) Nominations of persons for election to the Board of
Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporation's notice of meeting delivered pursuant to
Article I, Section 3 of these by-laws, (b) by or at the direction of the Chairman of the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) of this by-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

              (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this by-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meetings if first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and or record by such stockholder and such beneficial owner.

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              (3) Notwithstanding anything in the second sentence of paragraph
(A)(2) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders.
         Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Article I, Section 3 of these by-laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this by-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) General.
              (1) Only persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to service as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of

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Incorporation or these by-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not compliance with this by-law, to declare that such defective proposal or nomination shall disregarded.

              (2) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (3) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law. Nothing in this by-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.



                                      ARTICLE II
                                  BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

         SECTION 2. NUMBER, QUALIFICATION AND TERM OF OFFICE. The number of directors shall be such as the Board of Directors may by resolution direct, but not less than three nor more than nine, except that where all the stock of the Corporation is owned beneficially and of record by either one or two stockholders, the number of directors may be less than three, but not less than the number of stockholders. Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been elected and shall qualify, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder.

         SECTION 3. QUORUM AND MANNER OF ACTION. Except as otherwise provided by statute or these By-laws, one-half of the whole Board of Directors (but not less than two) shall be required

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to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

         SECTION 4. PLACE OF MEETING, ETC. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         SECTION 5. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held as soon as practicable after each annual meeting of stockholders, for the election of officers and the transaction of other business, and other regular meetings of said Board shall be held at such times and places as said Board shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, the Executive Vice President, a Vice President or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each Director at his last known post office address at least two days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, wireless, telephone or verbally at least twenty-four hours before the meeting to each Director.

         SECTION 7. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or in his absence or nonelection the President, or in the absence of both of the

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foregoing officers a director chosen by a majority of the directors, shall act as Chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries any person appointed by the Chairman, shall act as Secretary of the meeting.

         SECTION 9. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any directors shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 10. REMOVAL OF DIRECTORS. Any director may be removed, either with or without cause, at any time by the affirmative vote of a majority in interest of the holders of record of the stock having voting power at a special meeting of the stockholders called for the purpose; and the vacancy in the Board caused by any such removal may be filled by the stockholders at such meeting.

          SECTION 11. VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified.

         SECTION 12. COMPENSATION OF DIRECTORS. Directors shall receive such sum for their services and expenses as may be directed by resolution of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation of their services and expenses.

         SECTION 13. COMMITTEES. By resolution or resolutions passed by a majority of the whole Board at any meeting of the Board of Directors, the directors may designate one or more committees,

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each committee to consist of two or more directors, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting.

         SECTION 14. EXECUTIVE COMMITTEE. The Board of Directors, by the affirmative vote of a majority of the members of the Board at the time in office, may appoint an Executive Committee, each of such members to be a director. The number of members of the Executive Committee shall be such as the Board of Directors by resolution directs, but not less than three nor more than nine. The Executive Committee, except as limited from time to time by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the directors, all of the powers vested in the Board or committees generally, except to change the membership of the Executive Committee; provided, however, that in the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent of disqualified member. The Executive Committee shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. One-third of the Executive Committee, but not less than two, shall constitute a quorum for the transaction of business. Regular meetings of the Executive Committee shall be held at such times as the said Executive Committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of the Executive Committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of the Executive Committee at least three days before the first meeting held in pursuance thereof. Special meetings of the Executive Committee may be called by the Chairman of the Executive Committee or the Secretary of the Executive Committee, or any two members thereof. The Secretary of the Corporation or the Secretary of the Executive Committee shall give notice of the time

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and place of each Special Meeting by mail at least two days before such meeting or by telegraph, cable, wireless, telephone or verbally at least 24 hours before the meeting to each member of the Executive Committee.

         SECTION 15. AUDIT COMMITTEE. The audit committee shall consist solely of directors who are independent of management. The audit committee shall assist the board in fulfilling its fiduciary responsibilities by reviewing the financial information, the systems of internal controls which management and the board of directors have established, and the audit process. To accomplish the foregoing, the audit committee shall help directors discharge their responsibilities especially for accountability; provide communication between directors and external and internal auditors; ensure the external and internal auditors' independence; and maintain the credibility and objectivity of financial reports.

         SECTION 16. COMPENSATION COMMITTEE. The compensation committee shall consist solely of directors who are independent of management. The compensation committee shall review and recommend to the board of directors policies, practices and procedures relating to the compensation of the Corporation's executive officers and operating unit presidents and the establishment and administration of the Corporation's stock options plan, stock purchase plans and employee benefit plans.

         SECTION 17. NOMINATING AND ORGANIZATION COMMITTEE. The nominating and organization committee shall assist and advise the board of directors in connection with board membership, board committee structure, membership and CEO succession. The nominating and organization committee shall evaluate and recommend to the board of directors candidates for election or re-election as directors.


                                     ARTICLE III
                                      OFFICERS

         SECTION 1. NUMBER. The officers of the Corporation shall be a President, a Treasurer, and a Secretary. In addition, the Board may elect one or more Executive Vice Presidents, one or more Vice Presidents, and such other officers as may be appointed in accordance with the provisions of
SECTION 3 of this ARTICLE. Any number of offices may be held by the same person. The board may elect a Chairman of the Board and/or Senior Chairman. Such Chairman of the Board or Senior Chairman shall not be an officer of the Corporation unless such person holds another officer position of the Corporation. The Chief Executive Officer of the Corporation

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shall be either the Chairman of the Board or the President, as determined by the Board.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of SECTION 3 of this ARTICLE, shall hold office until his successor shall have been duly elected and qualified in his stead, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided. The Chairman of the Board shall be chosen from among the directors.

         SECTION 3. SUBORDINATE OFFICERS. The Board of Directors or the President may from time to time appoint such other officers, including one or more Assistant Treasurers and one or more Assistant Secretaries, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the President may from time to time prescribe. The Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

         SECTION 4. REMOVAL. Any officer may be removed either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or except in case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

         SECTION 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 6. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

         SECTION 7.  THE CHAIRMAN OF THE BOARD AND SENIOR CHAIRMAN.
         (A) The Chairman of the Board shall perform all duties incidental to his or her office which may be required by law and all such other duties as are properly required of him or her by the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

         (B) The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman shall make reports to the Board of Directors and the stockholders, and shall perform all such other duties as are properly required of him or her by the Board of Directors. The Chairman shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect.

         (C) In the event the Chairman of the Board is unable to serve, the Senior Chairman in addition to serving as lead outside director shall fulfill the duties and responsibilities and have such powers and authority of the Chairman of the Board as set forth in these By-laws.

         SECTION 8. THE PRESIDENT. The President shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors and, if the Chairman of the Board be the Chief Executive Officer of the Corporation, the Chairman of the Board. The President shall at each annual meeting and from time to time report to the stockholders and to the Board of Directors all matters within his knowledge which the interest of the Corporation require to be brought to their notice; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any and all certificates of stock of the Corporation; in the absence of the Chairman of the Board, shall preside at all meetings of the stockholders; shall sign and execute in the name of the Corporation all contracts, or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly declared or permitted by the Board or by these By-laws to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors or as are presented by these By-laws.

         SECTION 9. THE EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one be elected, shall at the request of the President, or in his absence or disability, except as otherwise provided herein, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the President; in the absence of the Chairman of the Board and the President, shall preside at all meetings of the stockholders; may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation; and shall perform such duties and have such powers as from time to time may be assigned to him by the President or the Board of Directors or prescribed by these By-laws.

         SECTION 10. THE VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may from time to time be assigned to him by the Board of Directors or by the President. A Vice President may also sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation.

         SECTION 11. THE SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any committee when so required; shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; shall keep or cause to be kept, a register of the post office address of each stockholder; may sign with the President, the Executive Vice President or Vice President certificates of stock of the Corporation; and, in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, or by the President.

         SECTION 12. ASSISTANT SECRETARIES. At the request of the Secretary, or in his absence or disability, the Assistant Secretaries shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the President, the Secretary or the Board of Directors.

         SECTION 13. THE TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of accounts and records of any corporation controlled by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the stockholders; if called upon to do so, receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; may sign with the President, the Executive Vice President or Vice President certificates of stock of the Corporation; and, in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

         SECTION 14. ASSISTANT TREASURERS. At the request of the Treasurer, or in his absence or disability, the Assistant Treasurers shall perform the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the President, the Treasurer or the Board of Directors.

         SECTION 15. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                      ARTICLE IV
                    CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1. CONTRACTS, ETC., HOW EXECUTED. The Board of Directors, except as in these By-laws otherwise provided, may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by any committee or by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

         SECTION 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

         SECTION 3. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate, or as may be designated by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors, and for the purpose of such deposit, any officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

         SECTION 4. GENERAL AND SPECIAL BANK ACCOUNTS. The Board of Directors may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

         SECTION 5. PROXIES. Except as otherwise in these By-laws or in the Certificate of Incorporation of the Corporation provided, and unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys, or agent or agents, of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                      ARTICLE V
                              SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES OF STOCK. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue, and shall be signed by the President, the Executive Vice President or Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto, provided that where any such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and by a registrar, if any, the signatures of any such President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and the seal of the Corporation upon such certificate may be facsimiles. In case of any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         SECTION 2. TRANSFER OF STOCK. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

         SECTION 3. ADDRESSES OF STOCKHOLDERS. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

         SECTION 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, or failing to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to him a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedure as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received.

         SECTION 5.  TRANSFER AGENT AND REGISTRAR; REGULATIONS.  The
Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.


                                      ARTICLE VI
                                         SEAL

         The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board.

                                     ARTICLE VII
                               MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on January 31 of each year unless otherwise provided by the Board of Directors of the Corporation.

         SECTION 2. WAIVERS OF NOTICE. Whenever any notice whatever is required to be given by law, or under the provisions of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         SECTION 3. QUALIFYING IN FOREIGN JURISDICTIONS. The directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

         SECTION 4.  INDEMNIFICATION.
              (A) Right to Indemnification.
              The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 4(C) hereof, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

              (B) Prepayment of Expenses.
              The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 4 or otherwise.

              (C) Claims.
              If a claim for indemnification or payment of expenses under this
Section 4 is not paid in full within sixty days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

              (D) Nonexclusivity of Rights.
              The rights conferred on any Indemnitee by this Section 4 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

              (E) Other Sources.
              The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

              (F) Amendment or Repeal.
              Any repeal or modification of the foregoing provisions of this
Section 4 shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

              (G) Other Indemnification and Prepayment of Expenses.
              This Section 4 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                                     ARTICLE VIII
                                      AMENDMENTS

         All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or by the Board of Directors at any regular or special meeting.

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